UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2025

KOPIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-19882	04-2833935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of principal executive offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory note. This Form 8-K/A Amendment No.1 amends Item 1.01 of the Company’s Form 8-K filed on August 12, 2025

Item 1.01.	Entry into a Definitive Material Agreement.

On August 8, 2025, Kopin Corporation (“Kopin” or the “Company”) announced certain strategic agreements (collectively, the “Agreements”) for an aggregate of $15 million strategic investment from Theon International Plc (“Theon”).

The Certificate of Designation, Subscription Agreement, Shareholders’ Agreement, and License and Collaboration Agreement (the “Agreements”) contain customary representations, warranties and covenants of the Kopin, Theon and Kopin Europe Limited (“Kopin Europe”) including covenants requiring Kopin Europe to conduct its business in the ordinary course during the interim period between the execution of the Agreements and the closing of the transaction (the “Closing”) and requiring the parties to use their respective reasonable best efforts to take all actions necessary to consummate the Acquisition, including obtaining required regulatory approvals and certain consents. Of the Agreements, only the Subscription Agreement has been signed, the remaining agreements will be entered into at Closing.

The Closing is subject to certain conditions, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Closing under the direct foreign investment provisions of the United Kingdom National Security and Investment Act 2021 (NSIA), (ii) no Material Adverse Effect (as defined in the Agreements) having occurred after the date of the Agreements, (iii) the accuracy of the representations and warranties made by the Kopin, Theon and Kopin Europe, respectively, subject to certain qualifiers therein (iv) the performance in all material respects by the Kopin, Theon and Kopin Europe of their respective obligations under the Agreements and (vii) certain other customary conditions.

The Agreements includes termination rights for each party including, without limitation, (i) by mutual written consent of the Kopin, Theon and Kopin Europe, or (ii) by either the Kopin or Theon if the other party has breached its representations, warranties or covenants, subject to certain negotiated qualifications and cure periods as set forth in the Agreements.

The description of the Agreements have been included in this report to provide investors with information regarding their terms and conditions. It is not intended to provide any other factual information about Kopin, Theon or Kopin Europe or any of their respective subsidiaries. The representations, warranties and covenants contained in the Agreements were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and are subject to materiality qualifications contained in the Agreements which may differ from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Kopin, Theon, Kopin Europe or any of their respective subsidiaries or affiliates. Information related to the representations and warranties may change after the date of the Agreements, and any changes to such information may not be reflected in the Company’s public filings.

Certificate of Designation

1000 shares of Series A Convertible Preferred Stock (“Preferred Stock”), par value $0.01 per share will be issued to Theon.

Liquidation Preference

The Preferred Stock shall, with respect to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon Liquidation (as defined below), (i) rank senior and prior to the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms does not expressly rank senior to, or on parity with, the Series A Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities, including the Common Stock, are collectively referred to herein as “Junior Securities”) (ii) rank junior to the Corporation’s debt obligations and each class or series of equity securities of the Corporation, whether currently issued or issued in the future in accordance with the terms hereof, that by its terms expressly ranks senior to the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities are collectively referred to herein as “Senior Securities”) and (iii) rank on parity with each class or series of equity securities of the Corporation, whether currently issued or issued in the future in accordance with the terms hereof, that expressly provides that it ranks on parity with the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.

Dividends

On each January 1 and July 1 of each year, the Corporation shall, to the extent permitted by applicable Law, (A) pay in cash out of funds legally available therefor, dividends on each outstanding share of Preferred Stock (any Preferred Dividend paid in such manner, a “Cash Dividend”) and (B) allow dividends, automatically and without any action of the Corporation, to accumulate with respect to each outstanding share of Preferred Stock for such Payment Period, thereby constituting a Base Amount Accrued Dividend and increase to the Base Amount (such dividends in accordance with clause (A) or clause (B) above, collectively, the “Preferred Dividends”) in each case at a rate per annum equal to the Dividend Rate. The Dividend Rate is 2% percent per annum (1% on each January 1 and July 1) increased by the Noncompliance Additional Rate. The Noncompliance Additional Rate means 3.00% per annum, which shall automatically increase by 0.5% per annum semiannually for so long as any Triggering Event is continuing, provided in no event shall the Noncompliance Additional Rate exceed 4.00% per annum. A Triggering Event is of the following:

● (i) the Corporation’s failure to (x) comply with its obligations to effect the conversion of Preferred Stock in compliance with Section 6, or (y) to comply with the terms of Section 7;

● (ii) the Corporation taking any action which requires the prior affirmative vote or written consent of any Holder without the prior affirmative vote or written consent of such required affirmative vote or written consent;

● (iii) the Corporation’s failure to maintain the listing of the Common Stock on the Nasdaq or NYSE;

● (iv) subject to the provisions of Section 170 of the Delaware General Corporation Law, the Board fails to declare any Preferred Dividend to be paid on the applicable Preferred Dividend Payment Date in accordance with Section 4;

● (v) the Corporation’s failure to pay any Holder any Preferred Dividend on any Preferred Dividend Payment Date (whether or not declared by the Board) or any other amount when and as due under this Certificate of Designation (including, without limitation, the Corporation’s failure to pay any redemption payments or amounts hereunder), except, in the case of a failure to pay Preferred Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least thirty (30) days; or

● (vi) any other noncompliance with the terms set forth hereof by the Corporation that, in case of this clause (vi) is not cured within thirty (30) days of the Corporation’s receipt of written notice from the Holders representing at least a majority of the then-issued and outstanding Preferred Stock.

Conversion:

The initial conversion price with respect to each Preferred Stock issued on the date of closing pursuant to the Convertible Preferred Stock Purchase Agreement, the conversion price shall be $3.00 and (ii) with respect to each Preferred Stock issued after the Original Issuance Date, the Conversion Price in effect immediately prior to the issuance of such share.

If at any time after the closing pursuant to the Convertible Preferred Stock Purchase Agreement, the Companies’ common stock trading price is $4.50 (such price subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Stock) or more for at least ten (10) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period (such period, the “Conversion Option Measurement Period”), then each outstanding Preferred Stock shall be converted (the “Conversion Option”) as of the Business Day immediately prior to the date of such notice (the “Conversion Option Date”) into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) $7,000 and (2) the Accrued Dividends on such share as of the Conversion Option Date, divided by (B) 80% of the $4.50.

Voting Rights

(a) General. The Holders of Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of shareholders of the Corporation, except as otherwise provided herein or as required by applicable Law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the Preferred Stock owned of record by it equal to the number of Common Stock into which such Preferred Stock could be converted, applied ratably with respect to each outstanding Preferred Stock) as of the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited. The Holders of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the Certificate of Incorporation and the By-Laws as if they were holders of record of Common Stock for such meeting.

(b) Class Voting Rights. So long as any Preferred Stock are outstanding, in addition to any other vote required by applicable Law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding Preferred Stock, voting as a separate class:

(i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, the By-Laws or the terms hereof in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Preferred Stock as to affect them adversely and in a manner different to the manner in which the Holders of Common Stock are affected; or

(ii) enter into any merger, reorganization or other consolidation or business combination that would treat the Preferred Stock in a manner inconsistent with the terms hereof.

(c) The consent or votes required shall be in addition to any approval of shareholders of the Corporation which may be required by Law or pursuant to any provision of the Certificate of Incorporation or the By-Laws. Each Holder will have one vote per share on any matter on which Holders of Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

Series A Convertible Preferred Stock Purchase Agreement

On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 1,000 shares of Preferred Stock (the “Purchased Shares”) for an aggregate purchase price for all such Purchased Shares of $7,000,000.

Use of Proceeds.

Kopin covenants that it shall use the proceeds derived from the sale of the Purchased Shares only for working capital and general business purposes.

Standstill.

The agreement contains customary stand still terms for Theon for 18 months after the signing of the Series A Convertible Preferred Stock Purchase Agreement at the closing.

Subscription Agreement

Theon shall apply and agree to subscribe for, and pay to the Kopin Europe at Completion, the subscription monies set out in the table below in consideration for the allotment and issue to it (subject to the conditions set out in the Subscription Agreement) of the shares (set out in the table below), and Kopin Europe, in consideration of the payment of such subscription monies by Theon, agrees to allot and issue such shares to Theon. The Parties shall use all reasonable endeavours, acting in good faith, to agree the form of the new articles of association of the Company, which align with and give effect to the terms of the shareholder agreement between Kopin Europe, Theon and Kopin (the “New Articles”), as soon as reasonably practicable after the date of this Agreement to be adopted on or prior to the Completion Date. Completion shall take place on the date falling five Business Days after the satisfaction of the NSIA Condition, provided that the Non-Regulatory Conditions remain satisfied, or at such other time as the Parties may agree in writing (the “Completion Date”)

Investor	No. of New Shares	Total subscription monies (US$)
Theon International Plc	21,281,350	$8,000,000
Total	21,281,350	$8,000,000

Shareholders’ Agreement

This Agreement is between Kopin Europe (the “Company”), Theon and Kopin (the “Parties”).

Business Objectives

It is the intention of the Parties that at all times during the continuance of this Agreement the business of the Company shall be confined to the Business. “Business” means the design, development and manufacture of ferroelectric liquid crystal on silicon micro-displays / spatial light modulators and associated drive electronics, along with any matters ancillary thereto, the back end packaging of organic light emitting diode (OLED) displays, development of the DarkWave module, or such other business as may be determined in accordance with this Shareholders’ Agreement.

Management of the Company

The Shareholders agree that the management of the Company shall be performed by: the general meeting of Shareholders; the Board; and the managing director of the Company (the “Managing Director”), in each case in accordance with the Shareholders’ Agreement and the Articles (provided that the latter are at all times to the fullest extent permitted by Applicable Law in conformity with the Shareholders’ Agreement). The Managing Director shall have responsibility for the day-to-day operations of the Company save where certain matter require Board of Director or Shareholder approval.

The Managing Director shall be nominated in accordance with the Shareholders’ Agreement summarized as follows.

Kopin shall identify a candidate for Managing Director and present such individual’s experience and qualifications for consideration by Theon. If Theon has concerns about such candidate, Kopin shall identify a second candidate for the role of Managing Director for consideration following the same process. Theon is then required to select its preferred individuals from the two candidates identified by Kopin to be appointed as Managing Director.

The Managing Director may only be removed or terminated with the consent of Kopin.

Prior to the hiring of any chief financial officer or chief operating officer of the Company, Kopin shall notify Theon of its preferred candidate for such position, and shall present such individual’s qualifications to Theon for consideration, including a summary of such individual’s qualifications and experience, following which Kopin shall reasonably consult with Theon ahead of hiring or removing any such person, taking its view into account within the overall decision making process.

The Board

Unless otherwise agreed by the Shareholders, the Company shall have four Directors, of whom:

●	Kopin shall be entitled to nominate two (2) Directors to the Board by notice to the Company for so long as it holds Shares, with one (1) such Director being the Managing Director; and

●	Theon shall be entitled to nominate two (2) Directors to the Board by notice to the Company for so long as it holds Shares

The Shareholders shall procure that the persons so nominated from time to time are appointed as Directors and each Director appointed following nomination by Kopin shall be a “Kopin Director”, and each Director appointed following nomination by Theon shall be a “Theon Director”.

Each Shareholder may at any time require any Director appointed by it to be removed or replaced by written notice to the Company. A Shareholder must give such notice to remove its Director(s) within five (5) Business Days of it ceasing to hold Shares. The Shareholder nominating a Director to be removed in accordance with the Shareholders’ Agreement shall indemnify the Company for any liability arising from any such removal. Any vacancies on the Board due to the removal, death, resignation or incapacity of a Director or other refusal or inability of a Director to serve shall be filled by a person nominated for appointment by the Shareholder responsible for the appointment of the person who is to be replaced.

Each Director shall have one vote save that a Director who is also a proxy shall be entitled, in the absence of his appointor to a separate vote on behalf of each appointor in addition to his or her own vote. All business arising at any Board meeting shall be determined by resolution passed by a majority of the total votes of all Directors present and voting. Decisions of the Board may be taken by written resolution where permitted under Applicable Law.

Kopin shall be entitled to nominate one (1) of the Kopin Directors to be Chairperson of the Board. The Chairperson shall, in the event of an equality of votes between the Directors, have an additional or casting vote.

Matters Reserved for the Shareholders and Board

Certain actions by the Company require the prior approval of both Shareholders (the Shareholder Reserved Matters) or the Board (the Board Reserved Matters) set out in Schedule 6 of the Shareholders’ Agreement. The Shareholders and the Company are required to procure that none of these actions are taken in respect of any such matters without first having obtained the requisite consent. The reserved matters equally apply to actions taken by any subsidiary that the Company may have from time to time.

Lock-up Period

The Shareholders are subject to a three year lock up on the transfer of any Shares in the Company, save for transfers to such Shareholder’s Affiliates (or as otherwise required by the Shareholders’ Agreement),

Right of First Refusal

Following expiry of the Lock-up Period, a Shareholder may only sell its Shares (the “Selling Shareholder”) to a third party if it notifies the other Shareholder (the “Other Shareholder”) of the proposed transfer (including the Key Terms of such transaction), allowing the Other Shareholder the right to elect to acquire such Shares on the same Key Terms within ten (10) Business Days of being notified.

If the Other Shareholder does not elect to exercise such right, the Selling Shareholder may transfer its Shares to the relevant third party on the Key Terms notified within 90 Business Days. If a transfer does not occur within such period, the Selling Shareholder may only sell its Shares to a Third Party if it complies with the process again.

Tag Along Rights

Having complied with the right of first refusal process, if the Other Shareholder has not elected to acquire the relevant Shares, it may elect to sell its Shares to the same Third Party by giving written notice within 20 Business Days of first being notified of the proposed sale.

Where this clause applies, the Selling Shareholder shall use reasonable endeavors to procure that the relevant third party also purchases the Other Shareholder’s Shares on the same Key Terms, and the Selling Shareholder may not sell its Shares unless the third party also purchases the Other Shareholder’s Shares.

Drag Along Rights

If Kopin is the Selling Shareholder and both: (i) Theon does not elect to acquire Kopin’s Shares pursuant to the right of first refusal; and (ii) Theon does not elect to sell its Shares alongside Kopin pursuant to the tag along right, then Kopin may require Theon to sell all of its Shares to the same third party by written notice.

Where such notice is served, Theon is bound to sell its Shares to the same third party on the same Key Terms and at the same time as Kopin sells its Shares to the relevant third party.

Put Option

In the event that Kopin receives an offer from any Restricted Counterpart to acquire securities in Kopin (whether as a result of any delisting, acquisition, subscription or otherwise) such that the Restricted Counterpart will Control Kopin by way of: (a) acquiring the right to exercise more than 50% of the voting rights in Kopin; or (b) comprising a majority of its officers and directors of Kopin, Kopin shall give written notice of such offer to Theon as soon as possible thereafter (the “Restricted Counterpart Transfer Notice”). Following receipt of the Restricted Counterpart Transfer Notice, Theon shall have the right at any time within five (5) Business Days after receipt to give a notice to Kopin exercising its rights to require Kopin to purchase at the Put Option Price all of the Shares that Theon owns in the Company immediately prior to such purchase. The purchase price for the transfer of the relevant Shares shall be 100 per cent. of a price equal to the higher of:

a. the market value of the relevant Shares, as calculated pursuant to Schedule 5; and

b. the Total Investment Amount.

License and Collaboration Agreement

Kopin License

Kopin grants to Kopin Europe a non-exclusive, non-sublicensable, royalty-free, fully paid-up license to all its intellectual property rights owned by or licensed to a Kopin as at the commencement date in the Kopin products or Kopin Europe products for the development, promotion, manufacture (by itself or a third party), use, sale, import, export, and supply of the Kopin products and Kopin Europe products in all countries and jurisdictions worldwide, excluding any countries listed in the United States Department of State list of embargoed countries from time to (the Territory). Kopin Europe acknowledges that all such licensed Intellectual Property Rights shall remain the exclusive property of Kopin or, where applicable, any third-party licensor from whom Kopin derives the right to use them.

Kopin Europe grants to Kopin a non-exclusive, non-sublicensable royalty-free, fully paid-up license to use the Intellectual Property Rights owned by the Kopin Europe in the Kopin Europe products solely to perform Kopin’s obligations to the Kopin Europe or Theon under any Project Schedule and to promote and a product which combines a Theon Product with a Kopin Europe product and/or a Kopin Product as a single unit for sale to customers (“Combined Products”). Kopin acknowledges that all such licensed Intellectual Property Rights shall remain the exclusive property of Kopin Europe or, where applicable, any third-party licensor from whom Kopin Europe derives the right to use them.

Theon grants to the Kopin Europe the non-exclusive, non-sublicensable, royalty-free, fully paid-up license, in the Territory, to use the Intellectual Property Rights (excluding trademarks, services marks, and other similar Intellectual Property Rights) owned by Theon in the Theon Products solely for the purpose of promoting and selling the Combined Products. Kopin Europe acknowledges that all such licensed Intellectual Property Rights shall remain the exclusive property of Theon or, where applicable, any third-party licensor from whom Theon derives the right to use them.

Kopin Europe Licensing to Theon

Kopin Europe grants to Theon the non-exclusive, non-sublicensable, royalty-free, fully paid-up license, in the Territory, to use the Intellectual Property Rights in the Licensed Products for the purpose of promoting and selling any Licensed Products and any Combined Products and the development, manufacture (by itself or a third party), use, import, export, and supply of any Combined Products (including the incorporation of Licensed Products into Combined Products). Theon acknowledges that all such licensed Intellectual Property Rights shall remain the exclusive property of the Kopin Europe or, where applicable, any third-party licensor from whom the Kopin Europe derives the right to use them (including Kopin where applicable).

Jointly Developed Intellectual Property Rights

Except as otherwise provided, to the extent that any new Intellectual Property Rights arise in respect of technical contributions made to Products or Improvements by Theon and either one or both of Kopin and Kopin Europe pursuant to a Project Schedule (the “Joint IPR”), such Intellectual Property Rights shall be jointly owned in equal and undivided shares by Kopin and Theon. Each of Kopin and Theon agrees that it shall not license or otherwise grant any rights to third parties under the Joint IPR without the prior written consent of 60% of Kopin Europe’s shareholders.

The foregoing descriptions of the Certificate of Designation, Series A Convertible Preferred Stock Purchase Agreement, Subscription Agreement, Shareholder Agreement, License and Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, Series A Convertible Preferred Stock Purchase Agreement, Subscription Agreement, Shareholder Agreement, License and Collaboration Agreement

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kopin Corporation
(Registrant)

By:	/s/ Richard A. Sneider
Name:	Richard A. Sneider
Title:	Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 14, 2025